EXHIBIT 32.1

Certification

Pursuant To Section 906 of the Sarbanes-Oxley Act Of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Metavesco, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the period ended September 30, 2022 (the “Form 10-Q”) of our Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of our Company.

Date: November 14, 2022

By:	/s/ Ryan Schadel
Name:	RYAN SCHADEL
Title:	Chief Executive Officer, Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to our Company and will be retained by our Company and furnished to the Securities and Exchange Commission or its staff upon request.